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EXHIBIT 10.02.2

AMENDED AND RESTATED
ADELPHIA COMMUNICATIONS CORPORATION
SALE BONUS PROGRAM

1.
APPLICABILITY

        The Amended and Restated Adelphia Communications Corporation Sale Bonus Program (the "Program") applies to those eligible employees of Adelphia Communications Corporation (the "Company") and those of its affiliates that are debtors and debtors in possession under chapter 11 of title 11 of the United States Code whose cases (collectively, the "Chapter 11 Case") are jointly administered under case number 02-41729 (REG) (each, a "Debtor", and collectively, the "Debtors" or "Adelphia"), and who are selected to participate in accordance with Section 3 of this Program.

2.
PURPOSE AND EFFECTIVE DATE

        (a)   The purpose of this Program is to encourage "Participants" (as defined in Section 3) to continue their employment with the Debtors (or a successor or a purchaser of the Debtors' assets in a transaction or series of transactions in which all or substantially all of the Debtors' assets are sold) during the period of and following the Chapter 11 Case by establishing a program governing the circumstances under which a Participant will be eligible to receive a bonus (a "Sale Bonus") payable in connection with a "Change in Control" (as defined below).

        (b)   The Program was adopted and effective as of September 21, 2004 (the "Effective Date"), in accordance with an order issued by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), such court having jurisdiction over the Chapter 11 Case. This Program is amended and restated effective as of November 3, 2005.

3.
ELIGIBILITY AND AMOUNT OF BONUS

        Those employees of the Debtors who have received written notice from the "Program Administrator" (as defined below) that they have been selected for coverage under the Program shall be eligible to participate in the Program (each a "Participant"). Such notice shall set forth the amount of each Participant's Sale Bonus and shall be distributed as soon as practicable following the Effective Date. The date of such notice shall be referred to as the "Participation Date."

4.
PAYMENT OF BONUS

        Subject to Section 5 below, unless otherwise agreed between the Company and a Participant, if a Participant is eligible to receive a Sale Bonus, such amount shall be payable as follows:

        (a)   with respect to fifty percent (50%) of the Sale Bonus, in one lump sum payment, within ten (10) business days following the effective date of a Change in Control (the "First Sale Bonus Payment Date"); provided, the Participant is employed by a Debtor (or such Debtor's successor or a purchaser of the Debtors' assets in a transaction or series of transactions in which all or substantially all of the Debtors' assets are sold) on the First Sale Bonus Payment Date; and,

        (b)   with respect to fifty percent (50%) of the Sale Bonus, in one lump sum payment, within ten (10) business days following the six month anniversary of the effective date of the Change in Control (the "Second Sale Bonus Payment Date"); provided, the Participant is employed by a Debtor (or such Debtor's successor or a purchaser of the Debtors' assets in a transaction or series of transactions in which all or substantially all of the Debtors' assets are sold) on the Second Sale Bonus Payment Date.

        (c)   Notwithstanding anything herein to the contrary, on and following the effective date of a Change in Control, the Post-Emergence Companies (and their respective successors and assigns) shall be deemed to be successors of the Debtor for purposes of the Program.

5.
TERMINATION OF EMPLOYMENT

        (a)   Notwithstanding anything contained herein to the contrary, in the event a Participant's employment is terminated (i) as a result of death or disability (as defined in the Company's long-term disability plan), (ii) by a Debtor (or such Debtor's successor or a purchaser of the Debtors' assets in a transaction or series of transactions in which all or substantially all of the Debtors' assets are sold) without Cause, or (iii) following a Change in Control, by the Participant for Good Reason, in each case, prior to payment of the Sale Bonus, the following provisions shall apply:

          (i)    If such termination occurs prior to the First Sale Bonus Payment Date, such Participant shall be entitled to receive the unpaid portion of his/her entire Sale Bonus amount, if and to the extent that the Chief Executive Officer of the Company (the "CEO"), in his sole discretion, determines such Participant shall receive such amounts. The first fifty percent (50%) of the Sale Bonus shall be paid on the First Sale Bonus Payment Date and the second fifty percent (50%) of the Sale Bonus shall be paid on the Second Sale Bonus Payment Date.

          (ii)   If such termination occurs on, or following, the First Sale Bonus Payment Date, but prior to the Second Sale Bonus Payment Date, such Participant shall be entitled to receive any unpaid amounts of his/her entire Sale Bonus on the Second Sale Bonus Payment Date; provided, however, that this subsection 5(a)(ii)  shall not apply to any Participant who receives a 'comparable' offer of employment in connection with the transactions contemplated by the Plan of Reorganization. If a Participant who receives a 'comparable' offer of employment in connection with the transactions contemplated by the Plan of Reorganization, including, without limitation, an offer from the Post-Emergence Companies, accepts such offer, such Participant shall continue to participate in this Program in accordance with Section 4 herein. Notwithstanding anything herein to the contrary, in the event that a Participant who accepts a 'comparable' offer of employment in connection with the transactions contemplated by the Plan of Reorganization is later terminated by the Debtors (or such Debtors' successor or a purchaser of the Debtors' assets in a transaction or series of transactions in which all or substantially all of the Debtors' assets are sold) from which he/she accepted such offer of employment, for any reason set forth in Section 5(a) herein, such Participant shall be entitled to receive any unpaid amounts of his/her entire Sale Bonus on the Second Sale Bonus Payment Date. For purposes of clarity, for all payments made pursuant to this Section 5(a)(ii), the first fifty percent (50%) of the Sale Bonus shall be paid on the First Sale Bonus Payment Date, and the second fifty percent (50%) of the Sale Bonus shall be paid on the Second Sale Bonus Payment Date.

        (b)   In the event a Participant (i) voluntarily terminates employment with a Debtor, (ii) rejects a 'comparable' offer of employment in connection with the transactions contemplated by the Plan of Reorganization, including, without limitation, an offer from the Post-Emergence Companies, or (iii) is terminated for any reason other than the reasons set forth in Section 5(a) above, prior to any payment date, such Participant shall be ineligible to receive the then unpaid portion of his/her Sale Bonus or any other benefit under this Program.

        (c)   Notwithstanding anything contained herein to the contrary, a Participant may be required to execute an agreement releasing any and all claims the Participant may have against, among others, the Debtors or their current or former shareholders, officers, employees or directors, each of the foregoing in their capacity as such, (the "Release") and any applicable revocation period set forth in the Release must have expired, before he/she will receive payment of his/her Sale Bonus.

        (d)   Notwithstanding anything contained herein to the contrary, the obligation of the Debtors to a Participant to make any payments under this Program shall cease and the Participant agrees to pay to the Debtors, upon written demand of the Company, in a single cash, lump sum, the net after-tax amounts received under this Program, if either of the following occur: (i) the Participant breaches any restrictive covenant that he/she is bound to pursuant to any agreement with one or more of the

Debtors, or an employee benefit plan of one or more of the Debtors, or (ii) the Participant discloses his/her status as a Participant in, or right to receive a benefit under, this Program, or any of the terms and conditions of the Program, unless legally required to disclose such information, to any person other than his/her spouse and/or attorney, provided such spouse and attorney shall also be bound by this confidentiality requirement.

6.
DEFINITIONS. For purposes of this Program, the following definitions shall apply:

        (a)   "Bankruptcy Plan" shall mean the plan or plans of reorganization involving the Debtors in connection with the Chapter 11 Case.

        (b)   "Board" shall mean the board of directors of the Company.

        (c)   "Cause" shall have the meaning set forth in any employment agreement or arrangement a Participant has entered into with a Debtor (or such Debtor's successor or a purchaser of the Debtors' assets in a transaction or series of transactions in which all or substantially all of the Debtors' assets are sold); provided, however, that if a Participant is not party to such an employment agreement or arrangement, "Cause" shall mean: (i) a Participant's refusal or repeated failure to perform the duties assigned to him or her; (ii) any act by the Participant that has the effect of injuring the reputation or business of the Debtor for which the Participant is employed; (iii) the conviction by the Participant of a felony; (iv) any violation by the Participant of the rules, regulations or policies of the Debtor for which the Participant is employed; (v) theft by the Participant; or (vi) commission by the Participant of an act of gross misconduct, fraud or embezzlement.

        (d)   "Change in Control" shall mean the occurrence of any of the following events pursuant to the terms of a definitive written agreement with one or more of the Debtors:

          (i)    Consummation of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company issued pursuant to the Bankruptcy Plan (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company issued pursuant to the Bankruptcy Plan entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

          (ii)   Consummation of a merger, consolidation or similar corporate transaction involving the Company or all or substantially all of its subsidiaries or a sale or other disposition of all or substantially all of the consolidated assets of the Company or all or substantially all of its subsidiaries in one or more transactions.

        (e)   "Good Reason" shall have the meaning set forth in any employment agreement or arrangement a Participant has entered into with a Debtor (or such Debtor's successor or a purchaser of the Debtors' assets in a transaction or series of transactions in which all or substantially all of the Debtors' assets are sold); provided, however, that if a Participant is not party to such an employment agreement or arrangement, "Good Reason" shall mean the occurrence of any of the following events, without the Participant's express written consent:

          (i)    there is a material reduction in Participant's base salary or target incentive bonus;

          (ii)   there is a diminution of the Participant's duties;

          (iii)  the Participant is demoted or removed from the position held at the time such grant was made; or,

          (iv)  the Participant is relocated to a principal place of employment that is further from his/her principal place of residence than the greater of (A) 50 miles or (B) the distance between his/her principal place of residence and his/her principal place of employment as of the Participation Date.

        (f)    "Plan of Reorganization" shall mean the Debtors' Joint Plan of Reorganization, as amended, supplemented or modified from time to time, under Chapter 11 of the Bankruptcy Code as filed with the Bankruptcy Court.

        (g)   "Post-Emergence Companies" shall mean, collectively, the Distribution Company and each of the Reorganized Debtors (each term as defined in the Plan of Reorganization) on and after the effective date of the Plan of Reorganization.

7.
GENERAL PROVISIONS

        (a)   Payments under this Program shall not constitute wages and shall be paid by one or more of the Debtors from the general assets of the Debtors; provided that no director, officer, agent or employee of the Debtors shall be personally liable in the event the Debtors are unable to make any payments under this Program due to a lack of, or inability to access, funding or financing, legal prohibition (including statutory or judicial limitations) or failure to obtain any required consent. Notwithstanding anything in this Program to the contrary, any payments to be made hereunder shall only be made as and to the extent the Debtors have adequate funding therefor.

        (b)   Payments under this Program are subject to Federal, state and local income tax withholding and all other applicable Federal, state and local taxes. The Debtors shall withhold, or cause to be withheld, from any payments made hereunder all applicable Federal, state and local withholding taxes and may require the employee to file any certificate or other form in connection therewith.

        (c)   Nothing contained herein shall give any Participant the right to be retained in the employment of any Debtor, or any successor, or affect the right of the Debtors to dismiss any Participant at will.

        (d)   This Program is not a term or condition of any individual's employment and no Participant shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied in accordance with the terms of this Program as set forth herein.

        (e)   Nothing contained herein shall give a Participant any right to any employee benefit upon termination of employment with any Debtor, except as specifically provided herein, required by law or provided by the terms of another employee benefit plan document relating to the treatment of former employees generally.

        (f)    No person having a benefit under this Program may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Program be subject to garnishment, attachment, execution or levy of any kind.

        (g)   Except as determined by the Plan Administrator in its sole discretion and except with respect to benefits provided under the Adelphia Communications Corporation Key Employee Continuity Program, effective September 21, 2004, receipt of all benefits under this Program by any Participant shall be (i) in lieu of all other change in control payments of any kind whatsoever due to such Participant under any other plan or agreement of one or more of the Debtors, including, without limitation, any benefits payable under any employment agreement between one or more of the Debtors and the Participant that are specifically identified as a change in control or sale bonus, and (ii) deemed a waiver of a Participant's rights with respect to any and all such payments.

8.
ADMINISTRATION

        (a)   The Program shall be administered by the CEO. In the event the CEO's employment with the Company terminates, the Compensation Committee of the Board or its designee shall administer the

Program. The term "Program Administrator" shall refer to the CEO, except as described in the preceding sentence, in which case the "Program Administrator" shall refer to the Compensation Committee of the Board or its designee (the "Compensation Committee"). For purposes hereof, the CEO, subject to review and approval by the Compensation Committee, is authorized to establish the Sale Bonus amounts each Participant will have the opportunity to earn hereunder, subject to any aggregate amounts available under the Program. The CEO may designate the employees to be covered under the Program upon, and following, the Effective Date. In the event a Participant's employment has terminated, the CEO may add or substitute Participants to the Program or reallocate the amount of the Sale Bonus forfeited by a Participant whose employment has terminated.

        (b)   There is no requirement that the amount of any award for any eligible employee be uniform as to particular individuals or as to one or more classes of eligible employees or Participants.

        (c)   Subject to the express provisions of this Program, the Program Administrator shall have sole authority to interpret the Program (including any vague or ambiguous provisions) and to make all other determinations deemed necessary or advisable for the administration of the Program. In addition, the determination of whether any conduct, action or failure to act on the part of any Participant constitutes Cause, shall be made by the Program Administrator in its sole discretion. All determinations and interpretations of the Program Administrator shall be final, binding and conclusive as to all persons.

        (d)   Neither the Program Administrator nor any employee, officer, agent, or director of any of the Debtors shall be personally liable by reason of any action taken with respect to the Program for any mistake of judgment made in good faith, and one or more of the Debtors shall indemnify and hold harmless each employee, officer or director of the Debtors, including the Program Administrator, to whom any duty or power relating to the administration or interpretation of the Program may be allocated or delegated, against any reasonable cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Program unless arising out of such person's own fraud, bad faith or gross negligence.

9.
APPLICABLE LAW

        This Program and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of Colorado and applicable Federal law.

10.
AMENDMENT OR TERMINATION

        The Board may amend, suspend or terminate the Program or any portion thereof at any time; provided, however, that unless the written consent of a Participant is obtained, no such amendment or termination shall materially and adversely affect the rights of such Participant. During the pendency of the Chapter 11 Case, no amendment or modification of the Program that materially increases the cost of the Program to the Debtors shall be adopted without formal authorization from the Board and thereafter, the Bankruptcy Court, upon notice.

[Signature to appear on the following page]

        IN WITNESS WHEREOF, the Company has caused the Program to be implemented following Bankruptcy Court approval.

ADELPHIA COMMUNICATIONS CORPORATION
/s/ DAVID BRUNICK Name: David Brunick Title: SVP—Human Resources

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AMENDED AND RESTATED ADELPHIA COMMUNICATIONS CORPORATION SALE BONUS PROGRAM